                                                                    Exhibit (99)

                                                CONTACT:
                                                -------
For Immediate Release                           Douglas J. Treff
---------------------                           Chief Financial Officer
                                                Wilsons The Leather Experts Inc.
                                                7401 Boone Avenue North
                                                Brooklyn Park, Minnesota 55428
                                                Phone: (612) 391-4506
                                                Fax: (612) 391-4906


                          WILSONS THE LEATHER EXPERTS
                  ANNOUNCES $75 MILLION PRIVATE DEBT OFFERING

Brooklyn Park, Minnesota, August 1, 1997 - Wilsons The Leather Experts Inc. (Nasdaq NMS: WLSN and WLSNW) announced today a proposed private offering of $75 million aggregate principal amount of senior notes due 2004 to certain qualified institutional buyers. The offering is expected to be completed this month. The notes being offered in the private placement have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States without a subsequent registration or an applicable exemption from the registration requirements.

Wilsons plans to use the net proceeds from the offering to repurchase an outstanding 10% senior secured subordinated note and for general corporate purposes, including capital expenditures and additional store openings.